Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement of GPN Networks, Inc. on Form SB-2 of our report dated February 9, 2001 on the financial statements of GPN Networks, Inc. for the year ended December 31, 2000. We also consent to the reference to us as it appears under the caption "Experts" in such Registration Statement.




CORBIN & WERTZ

Irvine, California
July 25, 2002